Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Kristin Southey
VP, Investor Relation & Treasurer
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
VP, Corporate Communciations
(310) 255-2704
mlataif@activision.com

ACTIVISION BLIZZARD ANNOUNCES FINAL RESULTS OF SELF-TENDER OFFER

Santa Monica, CA – August 19, 2008 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced the final results of its tender offer to purchase up to 146,500,000 shares of its outstanding common stock at a price of $27.50 per share, net to the tendering stockholders in cash, less any applicable withholding taxes and without interest.  The tender offer expired at 5:00 p.m., New York time, on Wednesday, August 13, 2008.

Pursuant to the tender offer, Activision Blizzard has purchased 85,916 shares of its common stock at a purchase price of $27.50 per share for a total cost of approximately $2.3 million, excluding fees and expenses relating to the tender offer.  Activision Blizzard is funding the purchase of shares in the tender offer with available cash on hand.

Activision Blizzard Announces Final Results of Self Tender Offer

The tender offer was agreed to be made in connection with the business combination between Activision, Inc., now known as Activision Blizzard, Inc., and Vivendi Games, Vivendi’s interactive entertainment business – which includes Blizzard Entertainment’s® World of Warcraft®.  In accordance with the business combination agreement, the purchase price per share for the tender offer was equal to the price per share that Vivendi paid for the stock it purchased from Activision.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide pure-play online, PC and console game publisher with leading market positions across all categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Romania, Australia, Chile, India, Japan China, South Korea and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook”, “will,” “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes”, “may”, “expects,” “intends,” “anticipates,” “estimate,” future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to help identify forward-looking statements.   Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales of Activision Blizzard’s titles, shifts in consumer spending trends, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision Publishing and Vivendi Games in a timely manner, or at all, and the combined company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated.  Other such factors include additional risk factors identified in Activision Blizzard’s most recent quarterly report on Form 10-Q.  The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

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